UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2007

ARROW INTERNATIONAL, INC

(Exact name of registrant as specified in its charter)

Pennsylvania	0-20212	23-1969991
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Bernville Road, Reading, Pennsylvania, 19605
(Address of principal executive offices) (Zip Code)
(610) 378-0130
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On October 1, 2007, Arrow International, Inc. (the “Company) completed its merger (the “Merger”) with AM Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Teleflex Incorporated (“Teleflex”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Teleflex. The Merger was conducted in accordance with the Agreement and Plan of Merger, dated July 20, 2007, by and among the Company, Teleflex and Merger Sub (the “Merger Agreement”).

Item 2.01	Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 5.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the consummation of the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) on October 1, 2007 that, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company, including shares of restricted stock, whether vested or unvested, was converted into the right to receive $45.50 in cash, without interest, (ii) requested that the NASDAQ suspend trading of the Company’s common stock on the NASDAQ as of the close of the market on October 1, 2007, and (iii) requested that the NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the NASDAQ. Pursuant to such requests, trading of the Company’s common stock was suspended as of the close of the market on October 1, 2007 and the NASDAQ filed an application with the Securities and Exchange Commission on Form 25 to report that the shares of common stock of the Company are no longer listed on the NASDAQ.

Item 3.03	Material Modification to Rights of Security Holders.
     In connection with the consummation of the Merger, at the effective time of the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share, was cancelled, and each such share was converted into the right to receive $45.50 in cash, without interest. All options to purchase common stock of the Company that were outstanding and unexercised, whether vested or unvested, have been cancelled and the holder thereof will be entitled to receive an amount in cash equal to the excess, if any, of $45.50 over the exercise price per share of common stock of the Company subject to such options, less applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.
     The information set forth in the “Introductory Note” to this Current Report on Form 8-K and in Item 3.03 is incorporated herein by reference. As a result of the Merger, the Company became a wholly owned subsidiary of Teleflex.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) Resignation of Directors. In connection with the consummation of the Merger, and in accordance with the Merger Agreement, each of the directors of the Company (John H. Broadbent, Jr., John E. Gurski, T. Jerome Holleran, R. James Macaleer, Marlin Miller, Jr., Raymond Neag and Anna M. Seal) resigned from the board of directors of the Company, effective as of the effective time of the Merger.
     (d) Election of Directors. Pursuant to the Merger Agreement, the directors of Merger Sub became the directors of the Company as of the effective time of the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the Merger, the Company’s amended and restated articles of incorporation were amended and restated, effective October 1, 2007. A copy of the Company’s Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Arrow International, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARROW INTERNATIONAL, INC.
Date: October 1, 2007	By:	/s/ John Long
John Long
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Arrow International, Inc.